Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-12513, Registration Statement No. 33-53968, Registration Statement No. 33-49785, Registration Statement No. 33-49849, Registration Statement No. 33-51071, Registration Statement No. 333-10797, Registration Statement No. 333-13115, Registration Statement No. 333-16563, Registration Statement No. 333-88225, Registration Statement No. 333-88709, Registration Statement No. 333-57958, Registration Statement No. 333-61856, Registration Statement No. 333-42768, Registration Statement No. 333-106707, Registration Statement No. 333-106708, Registration Statement No. 333-105714, Registration Statement No. 333-105715, Registration Statement No. 333-116003, Registration Statement No. 333-132324 and Registration Statement No. 333-155708 on Forms S-8 and Registration Statement No. 333-88666, Amendment No. 1 to Registration Statement No. 333-88666, Registration Statement No. 333-111185, and Registration Statement No. 333-141084 on Forms S-3 of (1) our report dated February 5, 2010 (October 25, 2010 as to the effects of the change in accounting principle discussed in Note 3), relating to the consolidated financial statements and financial statement schedule of Union Pacific Corporation and Subsidiary Companies (the Corporation) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the change in the method of accounting for rail grinding costs discussed in Note 3 to the consolidated financial statements) and (2) our report dated February 5, 2010, relating to the effectiveness of the Corporation’s internal control over financial reporting, appearing in this Current Report on Form 8-K of the Corporation dated October 25, 2010.

Omaha, Nebraska

October 25, 2010